News Release

CURRENT TECHNOLOGY’S CELEVOKE PARTNERS WITH

FBI-LAW ENFORCEMENT EXECUTIVE DEVELOPMENT ASSOCIATION, INC.

VANCOUVER, BC –July 20, 2009 Current Technology Corporation (OTCBB:CRTCF) reports its 62% owned Texas-based subsidiary Celevoke, Inc. (“Celevoke”) has completed a Corporate Partnership with the FBI-Law Enforcement Executive Development Association, Inc. (“FBI-LEEDA”). Formed in 1991 as a non-profit 501 (c) 3 corporation, FBI-LEEDA members include decision-makers from local, state and federal law enforcement agencies. The majority of members of FBI-LEEDA are Chief Executive Officers of law enforcement agencies, Directors and Commissioners of public safety, and elected Sheriffs throughout the United States and numerous foreign countries.

FBI-LEEDA Executive Director Tom Stone stated, “We first became aware of Celevoke at a National Equipment Register, National Insurance Crime Bureau Theft Recovery and Risk Management Seminar. We were impressed with Celevoke’s product and potential use to Law Enforcement in many different areas, along with their established relationship with the insurance industry. Their GPS Tracking and Security System is state of the art and their technology is innovative. We look forward to introducing Celevoke’s products and services to our members.”

Celevoke CEO Chuck Allen said, “We are proud to partner with FBI-LEEDA.  The organization provides a vital channel of education and communication between law enforcement agencies at all levels of government. We look forward to working with FBI-LEEDA and its membership, and to the opportunity to reach out to law enforcement and insurance company executives in the United States and other countries around the world.”

About Celevoke

Celevoke is poised to become a market leader in the projected $38.3 billion (by 2011) global market for Machine to Machine technology (M2M) (according to ABI Research), which is the integrated use of telecommunications and informatics. More specifically, it is the science of sending, receiving and storing information wirelessly between machines via telecommunication devices. Celevoke has patented integrated Telematics and Global Positioning Systems (GPS) with sensing technology. This proprietary suite of hardware and software products enables users to remotely monitor, track, control parameters and protect a wide variety of asset classes. Examples include people, meters, automobiles, motorcycles, trucks, shipping containers and covert vehicles used for law enforcement and intelligence gathering in a global marketplace. Celevoke is 62% owned by Current Technology Corporation.

Forward Looking Statement

This news release contains forward-looking statements regarding future events and Current Technology’s future results that are subject to the safe harbors created under the Securities Act of 1933 (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act"). These statements are based on current expectations, estimates, forecasts, and projections about the industry in which Current Technology operates and the beliefs and assumptions of Current Technology’s management. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "may," variations of such words, and similar expressions, are intended to identify such forward-looking statements. In addition, any statements that refer to projections of Current Technology’s future financial performance, Current Technology’s anticipated growth and potentials in its business and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those identified elsewhere herein and  Current Technology’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 under "Risk Factors." Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Current Technology undertakes no obligation to revise or update any forward-looking statements for any reason.

Contact:
CORPORATE:
Current Technology Corporation
Robert Kramer, 1-800-661-4247
or
INVESTOR RELATIONS:
Polestar Communications
Richard Hannon, 1-866-858-4100